Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(a)	the Registration Statement (Form S-3/A Amendment No. 3 No. 333-141098) and related prospectus of OccuLogix, Inc. for the registration of 9,441,749 shares of common stock;

(b)	the Registration Statement (Form S-3 No. 333-157269) and related prospectus of OccuLogix, Inc.;

(c)	the Registration Statement (Form S-8 No. 333-124505) pertaining to the Employees’ Stock Option Plan of OccuLogix, Inc.; and

(d)
the Registration Statement (Form S-8 No. 333-155163) pertaining to Options Granted Under the OcuSense, Inc. 2003 Stock Option/Stock Issuance Plan and Assumed by OccuLogix, Inc., and Options Granted Under a Certain Option Agreement between OccuLogix, Inc. and Stephen Parks.

 of our reports dated March 14, 2008, (except for note 23 as to which the date is July 18, 2008) with respect to the consolidated financial statements and financial statement schedule of OccuLogix, Inc., included in this Annual Report for the year ended December 31, 2008.

March 25, 2009	/s/ Ernst & Young LLP
Toronto, Canada	Chartered Accountants
Licensed Public Accountants